Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

January 31, 2023

Nabriva Therapeutics Ireland DAC

Alexandra House, Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Ireland

Attn: Dan Dolan, Director

RE: Distribution of Product during Nabriva Wind-Down Period

Dear Sir or Madam:

This letter agreement (“Letter Agreement”) confirms the understanding between Nabriva Therapeutics Ireland Designated Activity Company, (“Distributor”), MSD International Business GmbH (“MSD”), and Merck Sharpe & Dohme LLC (“Supplier”) under the Sales Promotion and Distribution Agreement dated as of July 15, 2020 (the “Agreement”), as amended, with respect to Distributor’s preliminary notice of its intent to wind-down its business operations and to return the promotion and distribution of the Product. To facilitate an orderly transition, MSD and Supplier have requested, and Distributor has agreed, to have Distributor continue the distribution of the Product until such time that MSD and Supplier can make alternative arrangements for the promotion and distribution of the Product.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to the Agreement

1.01	Changes to Recitals. The third recital of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“WHEREAS, MSD desires to appoint Distributor as a non-exclusive, non-assignable and non-sublicensable distributor and promoter of the Products in the Territory, and Distributor desires to accept such appointment;”

1.02	Changes to Section 1.41. Section 1.41 of the Agreement is amended by deleting “December 31, 2026” and replacing it with “June 30, 2023.”

1.03	Changes to Schedule 1.83. The text of Schedule 1.83 of the Agreement (Territory Promotion Plan) is amended by deleting the current text in its entirety and replacing it with “None.”

1.04	Changes to Section 2.1.1. Section 2.1.1 of the Agreement is deleted in its entirety and replaced with the following:

“2.1.1. Subject to the terms and conditions of this Agreement and subject to fulfillment of the conditions set forth in Section 2.1.2 and Section 2.1.3 below, as appropriate, MSD hereby appoints Distributor as MSD’s non-exclusive, non-assignable and non-sublicensable except as expressly permitted hereby, distributor of the Products in the Territory and grants Distributor the right to Distribute and Promote the Products in the Territory during the Term of this Agreement, and Distributor hereby accepts such appointment. Distribution and Promotion of the Products under this Agreement is expressly limited to apply within the Territory and, unless otherwise agreed in writing by MSD, exportation by Distributor and/or its sub-distributors or agents of any Products from the Territory in any way, form or manner is strictly prohibited. Such right further expressly excludes the right to delegate, subcontract or sublicense its rights under this Agreement to any Third Party without MSD’s prior written consent, except that Distributor may retain the services of a contract sales organization as contemplated by Section 2.5 hereof.”

1.05	Changes to Section 2.1.5. Section 2.1.5 of the Agreement is deleted in its entirety.

1.06	Changes to Section 3.2. Section 3.2 of the Agreement is deleted in its entirety and all references to the term Extension Term in the Agreement shall be deleted therefrom.

1.07	Changes to Section 6.1. Section 6.1 of the Agreement is deleted in its entirety.

1.08	Changes to Section 9.3.1. Section 9.3.1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“9.3.1        MSD or its Affiliate shall issue an invoice for each accepted Order prior to delivery, and Distributor shall make payment for [**].”

2.        Ordering

2.01        Notwithstanding any other term or condition of the Agreement to the contrary including Section 9.1.4, the Parties agree that MSD’s delivery of Products on mutually agreeable delivery dates pursuant to purchase orders #2594 and #2571 (the “Closeout Deliveries”) shall fully satisfy Distributor’s purchase requirements for the remainder of the Initial Term, and MSD shall not have any further obligation to accept any other Order for Products submitted by Distributor; provided, however, Distributor may submit additional Orders following the Closeout Deliveries, which MSD may accept at its sole discretion within [**] after receipt of the Order(s).

3.        Effect of Expiration

3.01.       Notwithstanding any other term or condition of the Agreement to the contrary, upon the expiration of the Agreement, the Parties agree that Distributor shall:

(a)               immediately cease all Distribution Activities;

(b)               immediately cease all Promotion including any promotion and marketing activities as well as any physician promoting and marketing activity unless otherwise agreed to by MSD in writing, with respect to the Products in the Territory unless otherwise approved by MSD; and

(c)               promptly, in respect of any expired Products and all Products remaining unsold at the effective date of such termination, destroy such Products at its cost. Distributor shall (i) arrange for the destruction of the Products in compliance with all applicable Laws and such destruction shall be carried out at a facility or facilities licensed by the applicable Agency in the Territory, (ii) permit MSD or its representative to be present at such destruction and (iii) provide MSD a certificate certifying the legal destruction of such Products; the certificate shall be supported by a detailed listing of the Products and quantities destroyed.

4.        Miscellaneous

4.01	Effective Date. This Letter Agreement shall be effective as of February 1, 2023 (the “Effective Date”).

4.02	Term. The Parties agree that the term of this Letter Agreement shall commence on the Effective Date and shall automatically terminate upon termination or expiration of the Agreement.

4.03	Effect of Letter Agreement. This Letter Agreement, together with the Agreement, is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings, whether oral or written, between the Parties with respect to the same. This Letter Agreement may not be modified, amended, waived or otherwise changed, in whole or in part, except in a writing that is signed by MSD, Supplier and Distributor. If any portion of this Letter Agreement or the application thereof to a Party is held by a court of competent jurisdiction to be invalid, illegal, non-binding or unenforceable in any respect, this Letter Agreement shall be construed as if such invalid, illegal, non-binding or unenforceable provision had never been contained herein and the remaining portion hereof or applications to a party shall remain in full force and effect.

4.04	Governing Law. This Letter Agreement shall be construed and governed under and in accordance with the laws of the State of New Jersey, without giving effect to the principle of conflict of laws thereof.

4.05	Headlines. All headings in this Letter Agreement are for convenience only and do not affect the meaning of any provision.

4.06	Counterparts. This Letter Agreement may be executed two or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument. ln addition, this Letter Agreement may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original. In addition, the Parties may execute this Letter Agreement electronically using digital signatures.

4.07	Definitions. All capitalized terms used but not defined in this Letter Agreement shall have the respective definitions assigned to such terms in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be signed by their duly authorized representatives as of the Effective Date.

MSD International Business GmbH		Nabriva Therapeutics Ireland DAC

By:	/s/ Carlos Fernandez	By:	/s/ Dan Dolan
Name: Carlos Fernandez		Name: Dan Dolan
Title: Director		Title: Director

Merck Sharp & Dohme LLC

By:	/s/ Jannie Oosthuizen
Name: Jannie Oosthuizen
Title: President, Human Health, U.S. Market

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